UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2005

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West Littleton Blvd., Suite 300 Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2005, Eternal Energy Corp., a Nevada corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with International Frontier Resources Corporation (“IFR”), an oil and gas exploration company located in Calgary, Canada, to participate in the drilling of an exploratory well in a North Sea petroleum exploration project (the “North Sea Project”). As consideration, the Company agreed to pay an initial cash payment of $90,000, fifteen percent of the costs of drilling, testing, completing and equipping an initial exploratory test well on a 255 square kilometer block located in Quad 14 in the North Sea (the “Quad 14 Acreage”), plus its proportionate share of royalty and license fees to which the Quad 14 Acreage is subject. In addition, the Company agreed to provide an irrevocable letter of credit for $1,500,000 in favor of Palace Exploration Limited, another participant in the North Sea Project, and agreed to be bound by the terms and conditions of a participation agreement and a joint operating agreement between IFR and Palace Exploration Limited relating to the North Sea Project. The Letter Agreement entitles the Company to a ten percent working interest in the North Sea Project.

A copy of the Letter Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The Company issued a press release announcing its participation in the North Sea Project, which is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description of Exhibit
10.1	Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation.
99.1	Eternal Energy Corp. press release dated December 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2005	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
10.1	Letter Agreement by and between Eternal Energy Corp. and International Frontier Resources Corporation.
99.1	Eternal Energy Corp. press release dated December 5, 2005.